UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g)

of the Securities Exchange Act of 1934

_______________

SMITH INTERNATIONAL, INC.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	95-3822631
(State or Incorporation or Organization)	(IRS Employer Identification Number)

1310 Rankin Road
Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.                                             ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.                                             ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so	Name of Each Exchange on Which
Registered	Each Class is to be Registered
Series A Participating Cumulative Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Each Class)

Item 1.                         Description of Securities to be Registered.

Smith International, Inc. (the “Company”) has entered into an amendment to the Company’s existing Rights Agreement dated as of June 8, 2000 (as amended on October 1, 2001, December 31, 2002, and February 21, 2010) to extend the final expiration date on which the Rights may be exercisable to May 31, 2011.

The Amendment is attached hereto as Exhibit 4.5 and is incorporated herein by reference.  The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of such exhibit.

Item 2.                         Exhibits.

            Exhibit No.                 Document Designation

4.1                               Rights Agreement, dated as of June 8, 2000, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on June 15, 2000).

4.2                               Amendment to Rights Agreement, dated as of October 1, 2001, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2001).

4.3                               Amendment No. 2 to Rights Agreement, dated as of December 31, 2002, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 25, 2003).

4.4                               Amendment No. 3 to Rights Agreement, dated as of February 21, 2010, between the Company and Computershare Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 22, 2010).

4.5                               Amendment No. 4 to Rights Agreement, dated as of June 8, 2010, between the Company and Computershare Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2010).

99.1                             Certificate of Adjusted Purchase Price or Number of Shares dated June 21, 2002 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 24, 2002).

99.2                             Certificate of Adjusted Purchase Price or Number of Shares dated August 4, 2005 (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-A/A, filed on September 6, 2005).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        SMITH INTERNATIONAL INC.

Dated:  June 9, 2010                                                             By:   /s/ Richard E. Chandler, Jr.

                         Name:  Richard E. Chandler, Jr.

                         Title:    Senior Vice President, General Counsel

                                      and Secretary

EXHIBIT INDEX

            Exhibit No.                 Document Designation

4.1                               Rights Agreement, dated as of June 8, 2000, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A, filed on June 15, 2000).

4.2                               Amendment to Rights Agreement, dated as of October 1, 2001, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2001).

4.3                               Amendment No. 2 to Rights Agreement, dated as of December 31, 2002, between the Company and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 25, 2003).

4.4                               Amendment No. 3 to Rights Agreement, dated as of February 21, 2010, between the Company and Computershare Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 22, 2010).

4.5                               Amendment No. 4 to Rights Agreement, dated as of June 8, 2010, between the Company and Computershare Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 9, 2010).

99.1                             Certificate of Adjusted Purchase Price or Number of Shares dated June 21, 2002 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 24, 2002).

99.2                             Certificate of Adjusted Purchase Price or Number of Shares dated August 4, 2005 (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-A/A, filed on September 6, 2005).